UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First St., Suite 600

San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

(888) 722-7871

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2021 (the “Agreement Date”), Okta, Inc. (“Okta”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ardbeg Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Okta (“Merger Sub”), Auth0, Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the securityholder representative thereunder. Pursuant to the terms of, and subject to the conditions set forth in, the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), and upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Okta.

Pursuant to the terms of, and subject to the conditions set forth in, the Merger Agreement which has been approved by the board of directors of each of the Company, Merger Sub, and Okta, upon consummation of the Merger and the other transactions contemplated by the Merger Agreement (the “Closing”), all outstanding shares of Company capital stock, restricted stock units, options to purchase Company capital stock, and phantom units will be cancelled and converted into the right to receive aggregate consideration of $6.5 billion, subject to adjustments set forth in the Merger Agreement, in the form of shares of Class A Common Stock of Okta, par value $0.0001 per share (“Okta Class A Common Stock”) (the “Stock Consideration”), corresponding options to purchase Okta stock or corresponding restricted stock units of Okta; provided, that (a) shares of Company capital stock held by unaccredited stockholders may receive cash in lieu of the Stock Consideration, (b) certain specified awards of the Company will be converted into cash awards and (c) any unvested outstanding options to purchase Company capital stock and unvested phantom units to purchase Company capital stock, in each case, held by any former employees, will be cancelled for no consideration. No Company warrants shall be assumed by Okta, and each such warrant shall be terminated or exercised in accordance with its terms prior to the Closing. The number of shares to be issued in connection with the Stock Consideration will be calculated based on a fixed value of $276.2147 per share, which represents the average of the daily volume-weighted average sales price per share of Okta Class A Common Stock on the Nasdaq Global Select Market, as such daily volume-weighted average sales price per share is reported by Bloomberg L.P., calculated to four decimal places and determined without regard to after-hours trading or any other trading outside the regular trading session trading hours, for each of the twenty consecutive trading days ending on and including the third trading day immediately preceding the Agreement Date. In addition, Okta will establish a retention pool in an aggregate amount of $25 million in a form to be determined in Okta’s discretion that will be granted to Company employees in accordance with the terms of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by Okta and the Company. A portion of the aggregate consideration will be held back by Okta to secure the indemnification obligations of the Company securityholders. The Closing is subject to customary closing conditions, including, but not limited to, (a) the requisite adoption of the Merger Agreement and approval of the Merger by the stockholders of the Company, (b) the receipt of specified regulatory approvals and the expiration or termination of applicable waiting periods, including the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (c) the absence of any order that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger, (d) the shares of Okta Class A Common Stock to be issued in the Merger being approved for listing on the Nasdaq Global Select Market, (e) certain key employees of the Company remaining employed by the Company as of immediately prior to the closing of the Merger, (f) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of the Company and Okta contained in the Merger Agreement and the compliance in all material respects by each party with the covenants contained in the Merger Agreement, and (g) the absence of a material adverse effect with respect to each of the Company and Okta. The Closing is expected to occur during Okta’s second quarter of fiscal year 2022, the quarter ending July 31, 2021.

Okta intends to issue the shares of Okta Class A Common Stock described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended. Under the terms of the Merger Agreement, Okta has agreed to file a Resale Registration Statement on Form S-3 covering the resale of the shares of Okta Class A Common Stock to be issued to eligible Company securityholders (the “Resale Registration Statement”). After the Closing, the Company’s stockholders will be subject to certain lock-up restrictions (the “Lock-up Restrictions”) with respect to 75% of the Stock Consideration received in connection with the Merger (the “Lock-up Stock”) for a period of up to 90 days following the date the

Resale Registration Statement becomes effective under applicable securities laws (the “Resale Effective Date”). The Lock-up Restrictions will provide that one-third of the Lock-up Stock received by the Company’s stockholders will be released from such Lock-up Restrictions upon each of 30, 60, and 90 days following the date of the Resale Registration Statement. The Lock-up Restrictions will include certain customary exceptions for transfers during the applicable lock-up period.

The Merger Agreement may be terminated (a) by either Okta or the Company (i) by mutual written consent, (ii) if the Closing has not occurred on or before June 3, 2021, subject to automatic extensions if the only closing conditions that have not been satisfied are the conditions related to (A) the receipt of certain specified regulatory approvals, including approvals pursuant to the HSR Act or (B) any order arising under applicable laws that restrains, enjoins or otherwise prohibits the consummation of the Merger, (iii) if there is a final and non-appealable order which restrains, enjoins, or otherwise prohibits the consummation of the Merger, or (iv) if the other party materially breaches any of its representations, warranties, or covenants in the Merger Agreement, and such breach is not cured within 30 days of written notice of such breach, such that closing conditions related thereto cannot be satisfied; or (b) by the Company if the Closing has not occurred on or before December 3, 2021, only if the closing conditions related to (A) the receipt of certain specified regulatory approvals, including approvals pursuant to the HSR Act or (B) any order arising under applicable laws that restrains, enjoins or otherwise prohibits the consummation of the Merger, remain unsatisfied.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which will be filed as an exhibit on the earlier to be filed following the Closing of (i) Okta’s Quarterly Report on Form 10-Q for the fiscal quarter ending April 30, 2021 and (ii) the Resale Registration Statement.

Forward Looking Statements

This presentation contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, product development, business strategy and plans and market trends, opportunities, positioning and the proposed acquisition between Okta and the Company. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; our operating results may fluctuate more than expected; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation; we could experience interruptions or performance problems associated with our technology, including a service outage; we may not be able to pay off our convertible senior notes when due; the parties to the acquisition of the Company may fail to obtain required regulatory approvals in a timely manner or otherwise, the parties may fail to satisfy the closing conditions in a timely manner or at all; risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the proposed transaction with the Company or parties thereto are subject; we may fail to successfully integrate the Company; we may fail to realize anticipated benefits of any combined operations with the Company; we may experience unanticipated costs of acquiring or integrating the Company; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including employees, customers, partners and competitors; we may be unable to retain key personnel; changes in legislation or government regulations could affect the proposed acquisition of the Company or the parties thereto; and global economic conditions could deteriorate. Further information on potential factors that could affect our financial results or our ability to close the acquisition is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this presentation represent our views only as of the date of this presentation and we assume no obligation and do not intend to update these forward-looking statements.

Any unreleased products, features or functionality referenced in this presentation are not currently available and may not be delivered on time or at all. Product roadmaps do not represent a commitment, obligation or promise to deliver any product, feature or functionality, and you should not rely on them to make your purchase decisions.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On March 3, 2021, Okta issued a press release announcing that it had entered into the Merger Agreement. The press release is furnished herewith as Exhibit 99.1. In addition, the Company posted an investor presentation dated March 3, 2021 on its investor.okta.com website for use by Okta in meetings with certain of its stockholders as well as other persons with respect to Okta’s proposed transaction with the Company, as described in this Current Report on Form 8-K. Okta uses its website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Okta’s website at investor.okta.com in addition to following Okta press releases, SEC filings and public conference calls and webcasts.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Okta under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated March 3, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of March, 2021.

OKTA, INC.

By:	/s/ William E. Losch
William E. Losch
Chief Financial Officer (Principal Financial Officer)